GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

July 25, 2007	GERMAN AMERICAN BANCORP, INC. REPORTS 2ND QUARTER EARNINGS INCREASE

German American Bancorp, Inc., Jasper, Indiana, (NASDAQ: GABC) today reported 2nd quarter 2007 earnings of $2,643,000, or $0.24 per share, a 6% increase over last year same period earnings of $2,488,000, or $0.23 per share.

The comparison of the Company’s 2nd quarter 2007 results with that of the prior year’s was positively affected by a $596,000, or 7%, increase in net interest income and a $332,000, or 9%, increase in non-interest income. The increase in net interest income was driven by a 20% increase in the Company’s loan portfolio during the twelve month period ended June 30, 2007. On a linked quarter basis (2nd quarter versus 1st quarter 2007), the end of period loan portfolio balances increased at a similar annualized 20% rate during the 2nd quarter of this year.

The increase in the level of the Company’s non-interest income was derived from a number of sources, including a $104,000, or 10%, increase in deposit service charges and a $95,000, or 17%, increase in trust and investment product fees. Additionally, insurance revenues increased by $432,000, or 39%. $241,000 of this increase was related to the inclusion of the 2007 revenues of the Keach & Grove Agency, which was purchased in the 4th quarter of last year. On a same agency basis, insurance commission revenue, exclusive of $109,000 in contingency commissions, increased by approximately $112,000, or 11%. Somewhat offsetting these positive period over period comparisons was the inclusion in last year’s 2nd quarter non-interest income of $272,000 of mortgage servicing related revenue which included a $219,000 gain from the sale of the Company’s mortgage servicing portfolio during the 2nd quarter of last year.

The Company’s non-interest expenses increased by only $189,000, a modest 2%, in spite of the inclusion of the operating expenses of both the Keach & Grove Agency and the new Bloomington banking office, which opened in February of this year, in the 2007 data. Approximately $534,000 of the 2nd quarter 2007 operating expenses, representing more than the quarter-to-quarter increase in the Company’s non-interest expenses, were attributable to these two newest components of the Company’s operations. Absent the operating expenses of these new operations, the Company’s total non-interest expense would have declined by $345,000, or 4%, during the 2nd quarter of this year as compared to the same period in 2006.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

“We’re extremely pleased with our 2nd quarter results which were the result of both a strong level of revenue growth in virtually every component of the Company’s operations and our ability to generate that revenue growth while controlling the level of our operating expenses”, stated Mark A. Schroeder, German American’s President & Chief Executive Officer. “We are particularly gratified by the growth within our lending portfolio”, Schroeder continued. “Business and consumer customers throughout our market area are increasingly turning to German American for all their financial needs. We’re very pleased that the combination of our highly qualified financial professionals, local decision-making, and customer-focused products and services continues to find a receptive audience within the communities we serve.”

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share which will be payable on August 20, 2007 to shareholders of record as of August 10, 2007.

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German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through six community banking affiliates with 30 retail banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with six insurance agency offices throughout its market area.

*****

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, President/CEO of German American Bancorp, Inc.
Bradley M Rust, Senior Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding its outlook for its future financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release.  Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms.  These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

In addition, German American’s statements in this press release include an annualization of its loan growth rate based on loan growth within the 2nd quarter of 2007. German American does not, by doing so, intend to suggest that the actual loan growth rate for 2007 or for any other twelve-month period that includes the 2nd quarter of 2007, will necessarily prove to be equal to or greater than the loan growth figure presented on an annualized basis; loan growth rates for any twelve-month period may be materially less than annualized figures, due to the above or other factors.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30,
	2007	2006

ASSETS
Cash and Due from Banks	$25,538	$26,149
Short-term Investments	4,181	5,424
Investment Securities	160,522	206,218

Loans Held-for-Sale	2,496	2,261

Loans, Net of Unearned Income	850,205	705,787
Allowance for Loan Losses	(7,776)	(9,019)
Net Loans	842,429	696,768

Stock in FHLB and Other Restricted Stock	10,621	14,483
Premises and Equipment	23,721	23,124
Goodwill and Other Intangible Assets	14,132	12,710
Other Assets	38,265	37,403
TOTAL ASSETS	$1,121,905	$1,024,540

LIABILITIES
Non-interest-bearing Demand Deposits	$131,374	$126,011
Interest-bearing Demand, Savings, and Money Market Accounts	330,956	319,104
Time Deposits	449,777	359,658
Total Deposits	912,107	804,773

Borrowings	103,845	119,717
Other Liabilities	13,459	11,322
TOTAL LIABILITIES	1,029,411	935,812

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,398	79,202
Retained Earnings	14,486	11,362
Accumulated Other Comprehensive Loss	(1,390)	(1,836)
TOTAL SHAREHOLDERS' EQUITY	92,494	88,728

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,121,905	$1,024,540

END OF PERIOD SHARES OUTSTANDING	11,029,087	11,008,821

BOOK VALUE PER SHARE	$8.39	$8.06

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

INTEREST INCOME
Interest and Fees on Loans	$15,846	$12,813	$30,913	$25,195
Interest on Short-term Investments	84	136	204	262
Interest and Dividends on Investment Securities	2,028	2,428	4,170	4,668
TOTAL INTEREST INCOME	17,958	15,377	35,287	30,125

INTEREST EXPENSE
Interest on Deposits	6,825	5,068	13,255	9,550
Interest on Borrowings	1,639	1,411	3,163	2,801
TOTAL INTEREST EXPENSE	8,464	6,479	16,418	12,351

NET INTEREST INCOME	9,494	8,898	18,869	17,774
Provision for Loan Losses	375	54	2,303	344
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,119	8,844	16,566	17,430

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	198	454	376	667
Net Gain / (Loss) on Securities	-	-	-	-
Other Non-interest Income	3,982	3,394	7,714	6,977
TOTAL NON-INTEREST INCOME	4,180	3,848	8,090	7,644

NON-INTEREST EXPENSE
Salaries and Benefits	5,554	5,367	11,057	10,551
Other Non-interest Expenses	3,869	3,867	7,800	7,488
TOTAL NON-INTEREST EXPENSE	9,423	9,234	18,857	18,039

Income before Income Taxes	3,876	3,458	5,799	7,035
Income Tax Expense	1,233	970	1,677	1,984

NET INCOME	$2,643	$2,488	$4,122	$5,051

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.24	$0.23	$0.37	$0.46

WEIGHTED AVERAGE SHARES OUTSTANDING	11,008,562	10,993,898	11,008,562	10,993,567
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,022,693	11,000,933	11,020,284	11,002,190

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	0.95%	0.98%	0.75%	1.00%
Annualized Return on Average Equity	11.45%	11.36%	8.90%	11.53%
Net Interest Margin	3.78%	3.99%	3.83%	4.01%
Efficiency Ratio (1)	68.16%	70.85%	69.10%	69.41%
Net Overhead Expense to Average Earning Assets (2)	2.05%	2.33%	2.13%	2.26%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.10%	0.44%	0.41%	0.31%
Allowance for Loan Losses to Period End Loans			0.91%	1.28%
Non-performing Assets to Period End Assets			0.59%	1.24%
Non-performing Loans to Period End Loans			0.64%	1.66%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,112,972	$1,012,966	$1,101,568	$1,008,783
Average Earning Assets	$1,020,979	$922,960	$1,009,651	$919,989
Average Total Loans	$834,452	$693,648	$816,943	$693,249
Average Demand Deposits	$134,805	$129,605	$134,156	$131,150
Average Interest Bearing Liabilities	$872,475	$783,330	$861,491	$776,976
Average Equity	$92,355	$87,595	$92,580	$87,639

Period End Non-performing Assets (3)			$6,588	$12,725
Period End Non-performing Loans (4)			$5,436	$11,738

Tax Equivalent Net Interest Income	$9,646	$9,186	$19,198	$18,346
Net Charge-offs during Period	$219	$757	$1,656	$1,074

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.

(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.

(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.

(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.